Exhibit 4.40

Power of Attorney

The undersigned, Peng Yang, a citizen of the People’s Republic of China (“China” or the “PRC”) whose Identification Card No. is ________., and a holder of 4.9% of the equity interest (corresponding to 10,080,000 RMB registered capital) of Beijing iJoy Information Technology Co., Ltd. (the “Company”) as of the date of this Power of Attorney, hereby irrevocably authorize and entrust Joytone Infotech Co., Ltd. (the “WFOE”) to exercise the following rights and handle the following matters on my behalf relating to all equity interests held by the undersigned now and in the future in the Company (“Target Shares”), during the term of this Power of Attorney:

The WFOE is hereby authorized, as my sole and exclusive agent and attorney, to act on behalf of myself with respect to all rights and matters concerning Target Shares, including without limitation to: 1) attending shareholders’ meetings of the Company; 2) exercising all of the shareholder’s rights and shareholder’s voting rights that the undersigned is entitled to under the laws of China and the articles of association of the Company, including but not limited to sale, transfer, pledge or disposal of all or any part of Target Shares; and 3) designating or appointing on behalf of myself the legal representative (chairman of the Board), directors, supervisors, general managers, and other senior management members of the Company.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority to, on behalf of myself, execute the Amended and Restated Exclusive Option Agreement by and among iJoy Holding Limited, the Company, myself and other related parties dated July 18, 2019 and the Amended and Restated Equity Pledge Agreement by and among WFOE, the Company, myself and other related parties dated July 18, 2019 (including the amendments, modifications and restatements of the aforesaid agreements, the “Transaction Documents”) and any documents and agreements the undersigned shall sign as required in the Transaction Documents, and duly perform the obligations under the Transaction Documents.

All the actions associated with the Company’s voting right conducted by the WFOE shall be deemed as my own actions, and all the documents related to Target Shares executed by the WFOE shall be deemed to be executed by the undersigned; the undersigned hereby acknowledges and ratifies the actions.

The WFOE has the right to re-authorize or assign the above matters under this Power of Attorney to any other person or entity at its own discretion and without prior notice to the undersigned or obtaining my prior consent.

During the period that the undersigned is a shareholder of the Company, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, the undersigned hereby waives all the rights associated with Target Shares, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is entered into on July 18, 2019.

1

[Signing Page of the Power of Attorney]

	By:	/s/ Peng Yang
	Name:	Peng Yang

Accepted by:

Joytone Infotech Co., Ltd. (Seal)

(Company seal: /s/ Joytone Infotech Co., Ltd.)

Acknowledged by:

Beijing iJoy Information Technology Co., Ltd. (Seal)

(Company seal: /s/ Beijing iJoy Information Technology Co., Ltd.)

Power of Attorney

The undersigned, Shanghai Cloud Century Internet Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with registered address at No.588-3-A46, Jiwen Road, Baoshan District, Shanghai, Unified Social Credit Code: 913101135601801774. The undersigned is a holder of 95.1% of the equity interest (corresponding to 195,634,286 RMB registered capital, “Target Shares”) in Beijing iJoy Information Technology Co., Ltd. (the “Company”). The undersigned hereby irrevocably authorizes and entrusts Joytone Infotech Co., Ltd. (the “WFOE”) to exercise the following rights and handle the following matters on its behalf relating to Target Shares during the term of this Power of Attorney:

The WFOE is hereby authorized, as our sole and exclusive agent and attorney, to act on behalf of ourselves with respect to all rights and matters concerning Target Shares, including without limitation to: 1) attending shareholders’ meetings of the Company; 2) exercising all of the shareholder’s rights and shareholder’s voting rights that the undersigned is entitled to under the laws of China and the articles of association of the Company, including but not limited to sale, transfer, pledge or disposal of all or any part of Target Shares; and 3) designating or appointing on behalf of ourselves the legal representative (chairman of the Board), directors, supervisors, general managers, and other senior management members of the Company.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority to, on behalf of ourselves, execute the Amended and Restated Exclusive Option Agreement by and among iJoy Holding Limited, the Company, ourselves and other related parties dated July 18, 2019 and the Amended and Restated Equity Pledge Agreement by and among WFOE, the Company, ourselves and other related parties dated July 18, 2019 (including the amendments, modifications and restatements of the aforesaid agreements, the “Transaction Documents”) and any documents and agreements the undersigned shall sign as required in the Transaction Documents, and duly perform the obligations under the Transaction Documents.

All the actions associated with the Company’s voting right conducted by the WFOE shall be deemed as our own actions, and all the documents related to Target Shares executed by the WFOE shall be deemed to be executed by us; the undersigned hereby acknowledges and ratifies the actions.

The WFOE has the right to re-authorize or assign the above matters under this Power of Attorney to any other person or entity at its own discretion and without prior notice to the undersigned or obtaining our prior consent.

During the period that the undersigned is a shareholder of the Company, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, the undersigned hereby waives all the rights associated with Target Shares, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by ourselves.

1

This Power of Attorney is entered into on July 18, 2019.

[Remainder of this Page Intentionally Left Blank]

2

[Signing Page of the Power of Attorney]

Shanghai Cloud Century
Internet Co., Ltd. (Seal)

(Company seal: /s/ Shanghai Cloud Century Internet Co., Ltd.)

Accepted by:

Joytone Infotech Co., Ltd. (Seal)

(Company seal: /s/ Joytone Infotech Co., Ltd.)

Acknowledged by:

Beijing iJoy Information Technology Co., Ltd. (Seal)

(Company seal: /s/ Beijing iJoy Information Technology Co., Ltd.)

Power of Attorney

The undersigned, iJoy Holding Limited, owns 100% of the voting right (“the Company’s Voting Right”) in Beijing iJoy Information Technology Co., Ltd. (the “Company”).

With respect to the Company’s Voting Right, the undersigned hereby irrevocably authorizes aBitCool Broadband Inc., a limited company organized and existing under the laws of the British Virgin Islands, with registered address at Palm Grove House, P.O.Box 438, Road Town, Tortola, British Virgin Islands (the “BVI Company”) to exercise the following rights on behalf of the undersigned during the term of this Power of Attorney:

The BVI Company is hereby authorized, as the sole and exclusive agent and attorney of the undersigned, to act on behalf of the undersigned with respect to all rights and matters concerning the Company’s Voting Right, including without limitation to: 1) attending shareholders’ meetings of the Company; 2) exercising all of the shareholder’s voting rights that the undersigned is entitled to under the laws of China and the articles of association of the Company; and 3) designating or appointing the legal representative (chairman of the Board), directors, supervisors, general managers, and other senior management members of the Company on behalf of the undersigned.

All the actions associated with the Company’s Voting Right conducted by the BVI Company shall be deemed as the own actions of the undersigned, and all the documents related to the Company’s Voting Right executed by the BVI Company shall be deemed to be executed by the undersigned; the undersigned hereby acknowledges and ratifies the actions.

The BVI Company has the right to re-authorize or assign the above matters under this Power of Attorney to any other person or entity at its own discretion and without prior notice to the undersigned or obtaining the prior consent of the undersigned.

During the term of this Power of Attorney, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, the undersigned hereby waives all the rights which have been authorized to the BVI Company through this Power of Attorney, and shall not exercise such rights by the undersigned.

iJoy Holding Limited

(Company seal: /s/ iJoy Holding Limited)
April 3, 2014

Power of Attorney

The undersigned, Joytone Infotech Co., Ltd., owns 100% of the voting right (“the Company’s Voting Right”) and shareholder’s voting rights (including but not limited to sale, transfer, pledge or disposal of all or any part of the Company’s shares) in Beijing iJoy Information Technology Co., Ltd. (the “Company”).

With respect to the Company’s Voting Right and shareholder’s voting rights, the undersigned hereby irrevocably authorizes iJoy Holding Limited, a limited company organized and existing under the laws of the British Virgin Islands, with registered address at Akara Bldg., 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “BVI Company”) to exercise the following rights on behalf of the undersigned during the term of this Power of Attorney:

The BVI Company is hereby authorized, as the sole and exclusive agent and attorney of the undersigned, to act on behalf of the undersigned with respect to all rights and matters concerning the Company’s Voting Right, including without limitation to: 1) attending shareholders’ meetings of the Company; 2) exercising all of the shareholder’s voting rights that the undersigned is entitled to under the laws of China and the articles of association of the Company, including but not limited to sale, transfer, pledge or disposal of all or any part of the Company’s share; and 3) designating or appointing on behalf of the undersigned the legal representative (chairman of the Board), directors, supervisors, general managers, and other senior management members of the Company.

All the actions associated with the Company’s Voting Right conducted by the BVI Company shall be deemed as the own actions of the undersigned, and all the documents related to The Company’s Voting Right executed by the BVI Company shall be deemed to be executed by the undersigned; the undersigned hereby acknowledges and ratifies the actions.

The BVI Company has the right to re-authorize or assign the above matters under this Power of Attorney to any other person or entity at its own discretion and without prior notice to the undersigned or obtaining the prior consent of the undersigned.

During the term of this Power of Attorney, this Power of Attorney shall be irrevocable and continuously effective and valid from April 30, 2013.

During the term of this Power of Attorney, the undersigned hereby waives all the rights which have been authorized to the BVI Company through this Power of Attorney, and shall not exercise such rights by the undersigned.

Joytone Infotech Co., Ltd.

(Company seal: /s/ Joytone Infotech Co., Ltd.)
July 30, 2013